Exhibit 99.1

NEWS RELEASE

NCR Atleos Corporation Announces Consent Solicitation
for Outstanding Senior Secured Notes

ATLANTA, March 5, 2026—NCR Atleos Corporation (NYSE: NATL) (“Atleos” or the “Company”), today announced a solicitation of consents (the “Consent Solicitation”) from holders (the “Holders”) of its 9.500% Senior Secured Notes due 2029 (the “Notes”) commencing on March 5, 2026 for the adoption of certain proposed amendments described below (the “Proposed Amendments”) to the indenture governing the Notes (the “Indenture”).

As previously disclosed on February 26, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, The Brink’s Company, a Virginia corporation (“Brink’s”), Novus Merger Sub, Inc., a Maryland corporation and wholly owned subsidiary of Brink’s (“Merger Sub I”), and Novus Merger Sub II, LLC, a Maryland limited liability company and wholly owned subsidiary of Brink’s (“Merger Sub II”). Pursuant to the Merger Agreement, (i) Merger Sub I will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a direct wholly owned subsidiary of Brink’s, and (ii) immediately following the First Merger, the Company will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of Brink’s. The obligations of the Company, Brink’s and the other parties to the Merger Agreement to consummate the Mergers in accordance with the terms thereof are not conditioned on a successful completion of the Consent Solicitation.

The Proposed Amendments seek to amend the defined term “Change of Control” to provide that the Mergers will not constitute a Change of Control and to add or amend certain other defined terms contained in the Indenture related to the foregoing.

The record date for the Consent Solicitation (the “Record Date”) is 5:00 p.m., New York City time, on March 4, 2026. The Consent Solicitation will expire at 5:00 p.m., New York City time, on March 11, 2026, unless extended or terminated by the Company in its sole discretion (such date and time, as the same may be extended or terminated, the “Expiration Date”).

If the Holders of at least a majority in aggregate principal amount of the outstanding Notes validly deliver consents to the Proposed Amendments (the “Required Consents”) on or prior to the Expiration Date and do not revoke the Required Consents on or prior to the earlier of the Consent Time (as defined below) and the Expiration Date, the Company expects to execute a supplemental indenture (the “Supplemental Indenture”) effecting the Proposed Amendments with respect to the Notes (such time of execution, the “Consent Time”).

The Supplemental Indenture will be effective immediately upon execution thereof as to all Holders of the Notes and their transferees, whether or not a Holder has delivered a consent. The earlier to occur of the Consent Time and the Expiration Date is referred to as the “Revocation Deadline.” The Proposed Amendments will not become operative with respect to the Notes until immediately prior to the effective time of the First Merger and will cease to become operative if the First Merger is not consummated or the Company does not pay the Consent Fee to the Paying Agent on behalf of the Holders. Consents to the Proposed Amendments may be revoked at any time prior to the Revocation Deadline, but not thereafter.

Subject to the terms and conditions set forth in the Statement (as defined below), Holders who validly deliver the consents to the Proposed Amendments in the manner described in the Statement will be eligible to receive an aggregate cash payment (the “Consent Payment”) of $1.25 per $1,000 principal amount of the Notes, in each case for the benefit of the Holders of the Notes on the Record Date that have validly delivered a consent to the Proposed Amendments on or prior to the earlier of the Expiration Date and the Consent Time and have not validly revoked their consent prior to the Revocation Deadline. If the Required Consents for the Notes are not delivered, no Holder of the Notes, including Holders who have validly delivered their consent, will be eligible to receive the Consent Payment for the Notes. Holders of the Notes for which no consent is delivered will not receive the Consent Payment, even though the Proposed Amendments, once effective, will bind all Holders of the Notes and their transferees.

The Consent Payment is subject to customary conditions and will only be payable upon and subject to the occurrence of, among other things, the receipt of the Required Consents and the closing of the Mergers, in each case in accordance with the terms and conditions set forth in the consent solicitation statement dated the date hereof (the “Statement”).

The Company reserves the right to modify the Statement and the terms and conditions of the Consent Solicitation or to terminate the Consent Solicitation, in each case with respect to the Notes, at any time.

Morgan Stanley & Co. LLC and Truist Securities, Inc. are severally serving as solicitation agents in the Consent Solicitation and D.F. King & Co. Inc. has been retained to serve as the information, tabulation and paying agent. Persons with questions regarding the Consent Solicitation should contact Morgan Stanley & Co. LLC at (toll free) (800) 624-1808 or (collect) (212) 761-1057 or by e-mail at LMNY@morganstanley.com or Truist Securities, Inc. at (toll free) (833) 594-7730 or by e-mail at LiabilityManagement@truist.com. Requests for the Statement should be directed to D.F. King & Co. Inc., at (toll free) (800) 893-5865, (banks and brokers) (212) 784-6888 or by email to brinks@dfking.com.

None of the Company, the solicitation agent, the information agent, the tabulation agent or the Indenture trustee or any of their respective affiliates is making any recommendation as to whether Holders of the Notes should deliver consents in response to the Consent Solicitation. Holders must make their own decision as to whether to deliver consents.

This press release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. This announcement is also not a solicitation of consents with respect to the Proposed Amendments or otherwise. The Consent Solicitation is being made solely through the Statement referred to above and related materials. The Consent Solicitation is not being made to Holders of Notes in any jurisdiction in which the Company is aware that the making of the Consent Solicitation would not be in compliance with the laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Consent Solicitation to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on the Company’s behalf by the solicitation agent or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. Neither the Statement nor any documents related to the Consent Solicitation have been filed with, or approved or reviewed by, any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of the Statement or any documents related to the Consent Solicitation, and it is unlawful and may be a criminal offense to make any representation to the contrary.

News Media Contact

Scott Sykes

NCR Atleos Corporation

scott.sykes@ncratleos.com

Investor Contact

Melanie Skijus

NCR Atleos Corporation

melanie.skijus@ncratleos.com

About NCR Atleos

NCR Atleos (NYSE: NATL) is the leader in expanding self-service financial access, with industry-leading ATM expertise and experience, unrivalled operational scale including the largest independently-owned ATM network, always-on global services and constant innovation. NCR Atleos improves operational efficiency for financial institutions, drives footfall for retailers and enables digital-first financial self-service experiences for consumers. For more information, visit www.ncratleos.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “assume,” “could,” “estimate,” “expect,” “target,” “possible,” “project,” “predict,” “intend,” “plan,” “believe,” “potential,” “may,” “should”, “will” and similar expressions are based on current expectations and assumptions and are subject to risks, uncertainties and contingencies, many of which are beyond our control and difficult to predict or quantify, and which could cause actual results to differ materially from those that are anticipated.

Factors that could cause actual results to differ include, but are not limited to: Brink’s ability to consummate the proposed transaction with NCR Atleos Corporation (“NCR Atleos”) (the “Transaction”); the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement; Brink’s ability to finance the Transaction; Brink’s indebtedness, including the substantial indebtedness Brink’s will incur in connection with the Transaction and the need to generate sufficient cash flows to service and repay such debt; failure to consummate any anticipated repayment of the combined company’s indebtedness in the expected timeframe or at all; failure to obtain applicable regulatory or shareholder approvals in a timely manner or otherwise; failure to satisfy any other conditions to closing of the Transaction; failure to realize the anticipated benefits and synergies of the Transaction in the expected timeframe or at all, including as a result of a delay in consummating the Transaction; the success of integration plans and the time required to successfully integrate NCR Atleos’ operations with those of Brink’s; the focus of management’s time and attention on the Transaction and other potential disruptions arising from the Transaction; the effects of the announcement of the Transaction on Brink’s or NCR Atleos’ businesses; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with banks, employees, customers or suppliers) may be greater than expected following the public announcement of the Transaction; Brink’s or NCR Atleos’ ability to retain certain key employees following the public announcement of the Transaction; the potential for litigation related to the Transaction; Brink's or NCR Atleos’ ability to obtain certain third party or governmental regulatory consents, approvals or clearances; potential undisclosed liabilities of NCR Atleos not identified during the due diligence process; the impact of the Transaction on the market price of Brink’s or NCR Atleos’ common stock and/or operating results; and general economic conditions that are less favorable than expected.

Additional information concerning other risk factors is also contained in Part I, Item 1A “Risk Factors” of (i) Brink’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2026, and (ii) NCR Atleos’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026 and, in each case, in subsequent filings with the SEC.

The forward-looking information included in this release is representative only as of the date of this document and Brink's and NCR Atleos undertake no obligation to update, revise or clarify any information contained in this document or forward-looking statements that may be made from time to time on either of their behalf, whether as a result of new information, future events or otherwise, except as required by law.

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